                                                                    Exhibit 99.1

SINA REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS -

THE COMPANY REPORTS NET REVENUES OF $41.4 MILLION AND U.S. GAAP NET INCOME OF $16.0 MILLION

Shanghai, China-- (PR Newswire) -- April 27, 2004 -- SINA Corporation (Nasdaq:
SINA), a leading online media company and value-added information service provider for China and for global Chinese communities, today announced its financial results for the first quarter ended March 31, 2004:

o Net revenues for the quarter grew by 128.5% year-over-year to a record $41.4 million
o Advertising revenues for the quarter grew by 79.8% year-over-year to $13.1 million and accounted for 31.7% of total revenues
o Non-advertising revenues for the quarter grew by 161.4% year-over-year and accounted for 68.3% of total revenues
o US GAAP net income for the quarter was $16.0 million; or $0.28 diluted net income per share, compared to a net income of $3.4 million, or $0.07 diluted net income per share for the same period in 2003.
o Pro forma net income for the quarter was $16.6 million, or $0.29 diluted net income per share, compared to a pro forma net income of $4.1 million, or $0.08 diluted net income per share for the same period in 2003.
o Cash flow from operating activities for the quarter was $19.7 million, compared to $3.8 million for the same period in 2003.

"In this past quarter, we have again performed above our expectation to achieve new heights in both our revenues and profit," said Wang Yan, CEO of SINA. "We are off to a good start in 2004. While we are seeing stronger competition in all segments of our market, we continue to see growth in our businesses. "

Financial Results
For the quarter ended March 31, 2004, SINA reported record net revenues of $41.4 million, an increase of 128.5% from $18.1 million reported in the same period in 2003 and an increase of 8.2% from $38.3 million reported in the previous quarter.

Advertising revenues totaled $13.1 million for the quarter, representing a 79.8% increase from $7.3 million reported in the same period in 2003 and a 1.4% increase from $12.9 million reported in the previous quarter.

Non-advertising revenues totaled $28.3 million for the quarter, a 161.4% increase from $10.8 million reported in the same period in 2003 and a 11.6% increase from $25.3 million reported in the previous quarter. Non-advertising revenues accounted for 68.3% of the total net revenues for the quarter, compared to 59.7% for the same period in 2003 and 66.2% for the previous quarter. The increase in non-advertising revenues was primarily driven by the growth in mobile value-added service, which grew 180.4% year over year and 12.8% sequentially.

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The gross margin for the quarter was 69.7%, down from 72.1% reported in the previous quarter and up from 66.3% reported in the same period in 2003.

Operating expenses for the first quarter totaled $12.8 million, an increase of 4.6% from $12.2 million reported in the previous quarter and an increase of 46.4% over $8.7 million reported in the same period in 2003.

Net income for the first quarter was $16.0 million, representing an increase of 375.2% from a net income of $3.4 million for the same period in 2003 and an increase of 73.1% from a net income of $9.3 million for the previous quarter. Diluted net income per share was $0.28 for the first quarter, compared to a diluted net income per share of $0.07 for the same period of 2003 and a diluted net income per share of $0.16 for the previous quarter.

On a pro forma basis, net income for the first quarter totaled $16.6 million, compared to a pro forma net income of $4.1 million for the same period in 2003 and of $15.9 million for the previous quarter. Diluted net income per share, on a pro forma basis, was $0.29 for the quarter, compared to a pro forma diluted net income per share of $0.08 for the same period of 2003 and of $0.28 for the previous quarter. Pro forma net income excludes non-cash charges relating to amortization of intangible assets, stock based compensation and convertible bond issuance cost, and impairment charge on Sun Media Group investment. For the fourth quarter of 2003, the Company took an impairment charge in the amount of $6.1 million for the investment in Sun Media Group.

As of March 31, 2004, SINA's cash, cash equivalents and investments in marketable securities totaled $238.1 million, an increase of $11.0 million from three months ago. Cash flow from operating activities for the first quarter was $19.7 million, compared to $19.5 million for the previous quarter and $3.8 million for the same period in 2003. During the first quarter, SINA paid a total of $15.7 million in net cash for acquisitions, deposit for acquisition as well as investment in a joint venture.

New Businesses
In January 2004, SINA and Yahoo entered into a joint venture for online auction in China. In April, both companies' top executives unveiled the auction site "www.1pai.com.cn" through a charity event. The site is expected to be fully operational by June and become a cornerstone of both companies' e-commerce strategy in China.

In February 2004, SINA furthered its investment in online games and online communities products through its strategic licensing agreement with a leading Korean game portal company, NetMarble. This cooperation allowed SINA to acquire capabilities to develop and provide series of casual games, avatars, hompy and animated online chat rooms to our vast user base. SINA is expected to launch its game portal in early second half of 2004.

In February 2004, SINA signed an agreement to acquire a leading mobile value-added service provider Crillion Corp. The company, based in Shenzhen, provides mobile community services as

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well as job information from career centers nationwide via its short message service platform. The acquisition was closed at the end of March. The up-front payment of the acquisition included $9.9 million in cash and 195,593 newly issued SINA ordinary shares. In addition to the up-front payment, SINA will make future contingent payments based on Crillion's financial performance in 2004 and 2005. The future earn-out payments will be paid out roughly on a 1.5 to 2.0 times 2004 and 2005 earnings basis respectively, provided that Crillion's pretax net income for 2004 and 2005 is over $6.7 million and $13.3 million, respectively. As a result of the acquisition, the Company recorded certain intangible assets in the amount of $4.5 million, which will be amortized over periods ranging from 1.3 to 3.0 years. In addition, the Company recorded goodwill in the amount of $9.9 million for this acquisition. The future earn-out payments for this acquisition, if any, will be recorded as additional goodwill. The goodwill will not be amortized but will be assessed for impairment on an annual basis.

"We continue to focus on investment in potential high growth areas such as online gaming and community and e-commerce," said Hurst Lin, COO of SINA. "Additionally, we are also on the lookout for investment opportunities that will consolidate our leadership position in wireless and online portal."

Business Outlook
The Company estimates that its total revenues for Q2 2004 to be between $48.5 million and $49.5 million, with advertising revenues between $14.5 million and $15.0 million and non-advertising revenues between $34.0 million and $34.5 million. Pro forma EPS on a fully diluted basis is expected to be $0.31 to $0.32 for Q2 2004.

NON-GAAP Measures
To supplement the consolidated financial statements presented in accordance with GAAP, SINA uses non-GAAP measures of gross profit, operating income, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that are not expected to result in future cash payments, gains and losses that are non-recurring in nature or may not be indicative of our core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for or superior to GAAP results. Consistent with the Company's historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

Conference Call
SINA will host a conference call at 9:00 p.m. Eastern Time today to present an overview of the Company's financial performance and business operations for the first quarter 2004. The dial-in


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number for the call is 617-801-9713. The pass code is 25444851. A live Webcast of the call will be available from 9:00 p.m. - 10:00 p.m. ET on Tuesday, April 27th, 2004 (9:00 a.m. - 10:00 a.m. Beijing Time on April 28th, 2004). The call can be accessed through the Company's corporate web site at http://corp.sina.com. The call will be archived for 12 months on SINA's corporate website at http://corp.sina.com. A replay of the conference call will be available for forty-eight hours after the conclusion of the conference call. The dial-in number is 617-801-6888. The pass code for the replay is 83860423.

About SINA
SINA Corporation (NASDAQ: SINA) is a leading online media company and value-added information service (VAS) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA provides services through five major business lines including SINA.com (online news and content), SINA Mobile (mobile value-added services), SINA Online (community-based services and games), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping and travel). Together these provide an array of services including region-focused online portals, mobile value-added services, search and directory, interest-based and community-building channels, free and premium email, online games, virtual ISP, classified listings, fee-based services, e-commerce and enterprise e-solutions.

Safe Harbor Statement

This announcement contains forward-looking statements concerning SINA's expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as SINA's strategic and operational plans. SINA may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange commission on forms 10-K, 10-Q, 8-K, etc., in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA's historical losses, its limited operating history, the uncertain regulatory landscape in the People's Republic of China, fluctuations in quarterly operating results, the Company's reliance on wireless short messaging service and online advertising sales for a majority of its revenues, the Company's reliance on mobile operators in China to provide wireless short messaging service, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA's Annual Report on Form 10-K for the period ended December 31, 2003 and its recent reports on Form 10-Q as well as in its other filings with the Securities and Exchange Commission.

Contact:
Chen Fu
Investor Relations
SINA Corporation
Phone: 8621-62895678 x 6089
E-mail: fuchen@staff.sina.com
Denise Roche
The Ruth Group
Phone: (646) 536-7008
Email: droche@theruthgroup.com

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                                SINA CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             THREE MONTHS ENDED
                                                   --------------------------------------
                                                       MARCH 31,             DECEMBER 31,
                                                   ----------------------    ------------
                                                      2004         2003          2003
Net revenues
    Advertising                                    $ 13,118      $  7,298      $ 12,939
    Non-advertising                                  28,270        10,816        25,331
                                                   --------      --------      --------
                                                     41,388        18,114        38,270
                                                   --------      --------      --------
Cost of revenues
    Advertising                                       4,332         2,826         4,169
    Non-advertising                                   8,194         3,267         6,493
    Stock-based compensation                           --              14          --
                                                   --------      --------      --------
                                                     12,526         6,107        10,662
                                                   --------      --------      --------

Gross profit                                         28,862        12,007        27,608
                                                   --------      --------      --------
Operating expenses
    Sales and marketing                               7,098         4,454         6,588
    Product development                               1,974         1,421         1,779
    General and administrative                        3,215         2,116         3,421
    Stock-based compensation                           --             230             7
    Amortization of intangibles                         484           505           415
                                                   --------      --------      --------
                                                     12,771         8,726        12,210
                                                   --------      --------      --------
Income from operations                               16,091         3,281        15,398
Other income, net                                     1,049           401           523
Gain (loss) on sun media investment                      59          --          (6,063)
Loss on equity investment                              (333)         (306)         (117)
                                                   --------      --------      --------
Income before incom taxes                            16,866         3,376         9,741
Provision for income taxes                             (824)         --            (472)
                                                   --------      --------      --------
Net income                                         $ 16,042      $  3,376      $  9,269
                                                   ========      ========      ========
Shares used in computing  basic                      49,329        46,774        48,647
  net income per share
Basic net income per share                             0.33          0.07          0.19
Shares used in computing diluted
   net income per share                              57,826        50,844        57,784
                                                   ========      ========      ========
Diluted net income per share *                     $   0.28      $   0.07      $   0.16
* Net income used for diluted net income
  per share calculation
Net income                                         $ 16,042      $  3,376      $  9,269
Amortization of convertible bond issuance cost          171          --             171
Net income used for diluted net income
  per share calculation                            $ 16,213      $  3,376      $  9,440
                                                   ========      ========      ========

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                                SINA CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)

                                                                                Three months ended
                                                                -------------------------------------------------
                                                                          March 31,                  December 31,
                                                                ---------------------------          ------------
                                                                  2004               2003                2003
                                                                ---------------------------          ------------
Net revenues
    Advertising                                                 $ 13,118           $  7,298           $ 12,939
    Non-Advertising                                               28,270             10,816             25,331
                                                                --------           --------           --------
                                                                  41,388             18,114             38,270
                                                                --------           --------           --------
Cost of revenues
    Advertising                                                    4,332              2,826              4,169
    Non-Advertising                                                8,194              3,267              6,493
                                                                --------           --------           --------
                                                                  12,526              6,093             10,662
                                                                --------           --------           --------
Gross profit                                                      28,862             12,021             27,608
                                                                --------           --------           --------
Operating expenses
    Sales and marketing                                            7,098              4,454              6,588
    Product development                                            1,974              1,421              1,779
    General and administrative                                     3,215              2,116              3,421
                                                                --------           --------           --------
                                                                  12,287              7,991             11,788
                                                                --------           --------           --------

Income from operations                                            16,575              4,030             15,820
Other income, net                                                  1,220                401                694
Loss on equity investment                                           (333)              (306)              (117)
                                                                --------           --------           --------
Pro forma net income before income taxes                          17,462              4,125             16,397
Provision for income taxes                                          (824)              --                 (472)
                                                                --------           --------           --------
Pro forma net income                                              16,638              4,125             15,925
                                                                ========           ========           ========
Shares used in computing pro forma basic
 net income per share                                             49,329             46,774             48,647
Pro forma basic net income per share                                0.34               0.09               0.33
Shares used in computing pro forma diluted
  net income per share                                            57,826             50,844             57,784

Pro forma diluted net income per share                          $   0.29           $   0.08           $   0.28
                                                                ========           ========           ========
Reconciliation from GAAP results to pro forma results:
GAAP net income                                                 $ 16,042           $  3,376           $  9,269
Stock based compensation
       Cost of revenues                                             --                   14               --
       Operating expenses                                           --                  230                  7
Amortization of intangibles                                          484                505                415
Amortization of convetible bond issuance cost                        171                                   171
Loss (gain) on Sun Media Investment                                  (59)                                6,063
                                                                --------           --------           --------
Pro forma net income                                            $ 16,638           $  4,125           $ 15,925
                                                                ========           ========           ========


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                                SINA CORPORATION
                          UNAUDITED SEGMENT INFORMATION
                                 (in thousands)

                                            Three months ended
                               -------------------------------------------
                                      March 31,               December 31,
                               ------------------------       ------------
                                 2004            2003             2003
                               ------------------------       ------------
Net revenues
     Advertising               $13,118          $ 7,298          $12,939
     Mobile related             25,786            9,197           22,859
     Others                      2,484            1,619            2,472
                               -------          -------          -------
                               $41,388          $18,114          $38,270
                               -------          -------          -------
Cost of revenues
     Advertising               $ 4,332          $ 2,826          $ 4,169
     Mobile related              7,977            3,032            6,299
     Others                        217              235              194
                               -------          -------          -------
                               $12,526          $ 6,093          $10,662
                               -------          -------          -------

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                                SINA CORPORATION
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                           (in thousands U.S. dollar)

                                                         March 31         December 31
                                                           2004              2003
                                                         --------         -----------
Assets
     Cash, cash equivalents and
      investments in marketable securities               $238,142          $227,164
     Accounts receivable, net                              26,714            17,606
     Property and equipment, net                            9,573             8,646
     Long-term investment                                  12,958             8,878
     Goodwill/intangible assets, net                       34,258            18,660
     Other assets                                          16,125             8,943
                                                         --------          --------
     Total assets                                        $337,770          $289,897
                                                         ========          ========
Liabilities and Shareholders' Equity
     Liabilities                                         $ 43,171          $ 30,390
     Convertible Debt                                     100,000           100,000
     Shareholders' equity                                 194,599           159,507
                                                         --------          --------
     Total liabilities and shareholders' equity          $337,770          $289,897
                                                         ========          ========